Exhibit 10.1

2007 Base Salary Rates; 2006 Cash Award Amounts

The following table lists the 2007 base salary rate and the amount of the 2006 cash incentive award approved on February 26, 2007, for each of our named executive officers.

Name and Title	2007 Base Salary Rate		2006 Cash Bonus Amount
Arthur H. Keeney III President and Chief Executive Officer	$270,000		$69,317

J. Dorson White Executive Vice President and Chief Operating Officer	160,000		28,213

William F. Plyler II Senior Vice President and Chief Credit Officer	N/A	(1)	22,473

Gary M. Adams Senior Vice President and Chief Financial Officer	105,000		19,458

(1)	Mr. Plyler retired effective on January 1, 2007.